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                                     EXHIBIT 11.1

                    SOUTHWESTERN LIFE CORPORATION AND SUBSIDIARIES

               COMPUTATION OF EARNINGS (LOSS) PER SHARE OF COMMON STOCK
                ON AVERAGE SHARES OUTSTANDING AND FULLY DILUTED BASES
                                     (Unaudited)

                    (Dollars in Thousands, Except Per Share Data)

                                                                 Three Months Ended        Nine Months Ended
                                                                    September 30,            September 30,
                                                                --------------------      --------------------
                                                                  1994         1993        1994         1993
                                                                --------     -------      --------    --------
   Computation for statements of earnings:
      Operating earnings (loss)                                 $    (145)  $  125,734   $  (34,776)  $  222,881
      Less dividends on preferred stock                            (3,500)      (7,700)     (11,325)     (23,100)
                                                               ----------   ----------   ----------   ----------
      Operating earnings (loss) applicable
        to common stock                                            (3,645)     118,034      (46,101)     199,781
      Cumulative effect to January 1, 1993 of
        change in method of accounting for
        postretirement benefits                                                                           (1,812)
      Extraordinary losses                                                                                (1,360)
                                                               ----------   ----------   ----------   ----------
      Net earnings (loss) applicable to common stock           $   (3,645)  $  118,034   $  (46,101)  $  196,609
                                                               ==========   ==========   ==========   ==========
      Weighted average common shares outstanding               47,261,563   47,914,861   47,654,310   47,913,898
                                                               ==========   ==========   ==========   ==========
      Earnings (loss) per common share:
        Operating earnings (loss)                                  $(.08)        $2.46        $(.97)       $4.17
        Cumulative effect to January 1, 1993 of
           change in method of accounting for
           postretirement benefits                                                                          (.04)
        Extraordinary losses                                                                                (.03)
                                                               ----------   ----------    ----------  ----------
             Net earnings (loss)                                   $(.08)        $2.46        $(.97)       $4.10
                                                               ==========   ==========    ==========  ==========
   Additional computations (A):
      Weighted average common shares outstanding               47,261,563   47,914,861    47,654,310  47,913,898
      Incremental common shares applicable to common
        stock options based on the common stock
        daily average market price during the
        period                                                    495,983      664,431       646,734     821,411
                                                               ----------   ----------    ----------  ----------
      Weighted average common shares, as adjusted              47,757,546   48,579,292    48,301,044  48,735,309
                                                               ==========   ==========    ==========  ==========

      Weighted average common shares outstanding               47,261,563   47,914,861    47,654,310  47,913,898
      Incremental common shares applicable to common
        stock options based on the more dilutive of the
        common stock ending or daily average market
        price during the period                                   548,791      842,111       650,145   1,034,481
      Assumed conversion of convertible preferred shares        6,153,755    7,867,466     6,153,755   7,867,466
                                                               ----------   ----------    ----------  ----------
      Weighted average common shares, assuming full
        dilution                                               53,964,109   56,624,438    54,458,210  56,815,845
                                                               ==========   ==========    ==========  ==========
        Net earnings (loss) applicable to common stock
           assuming conversion of convertible preferred
           stock                                               $     (145)  $  122,212    $  (34,776) $  209,143
                                                               ==========   ==========    ==========  ==========

 (A) These calculations are submitted in accordance with Securities Exchange Act of 1934 Release No. 9083, although not required by footnote 2 to paragraph 14 of Accounting Principles Board Opinion No. 15 because they result in dilution of less than 3% or antidilution.

                                     (Continued)
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                    SOUTHWESTERN LIFE CORPORATION AND SUBSIDIARIES

               COMPUTATION OF EARNINGS (LOSS) PER SHARE OF COMMON STOCK
           ON AVERAGE SHARES OUTSTANDING AND FULLY DILUTED BASES, Continued
                                     (Unaudited)

                    (Dollars in Thousands, Except Per Share Data)

                                                                 Three Months Ended        Nine Months Ended
                                                                    September 30,            September 30,
                                                                --------------------      --------------------
                                                                  1994         1993         1994        1993
                                                                --------     -------      --------    --------
   Additional computations, continued(A):
      Earnings (loss) per common share:
        Average shares outstanding:
           Operating earnings (loss)                              $(.08)       $2.43        $(.95)       $4.10
           Cumulative effect to January 1, 1993 of
             change in method of accounting for
             postretirement benefits                                                                      (.04)
           Extraordinary losses                                                                           (.03)
                                                                  -----        -----        -----        -----
                Net earnings (loss)                               $(.08)       $2.43        $(.95)       $4.03
                                                                  =====        =====        =====        =====
        Fully diluted, assuming conversion of all
           applicable securities(B):
        Operating earnings (loss)                                 $ -          $2.14        $(.64)       $3.69
        Cumulative effect to January 1, 1993 of
           change in method of accounting for
           postretirement benefits                                                                        (.03)
        Extraordinary losses                                                                              (.02)
                                                                  -----        -----        -----        -----
           Net earnings (loss)                                    $ -          $2.14        $(.64)       $3.64
                                                                  =====        =====        =====        =====

 (B) Fully diluted earnings in 1994 as reflected in this exhibit are considered "antidilutive" because they result in per share earnings that exceed per share earnings as determined on the primary basis or per share losses that are less than per share losses as determined on the primary basis. Fully diluted earnings per share in 1994 as reflected in the consolidated statement of earnings (loss) were determined based on primary earnings per share calculations as a result of such antidilution.